Exhibit 99.1

        AMC ENTERTAINMENT INC.

OFFER FOR ALL OUTSTANDING
8% SENIOR SUBORDINATED NOTES DUE 2014
CUSIP #001669AP5
CUSIP #U02381AD0
IN EXCHANGE FOR
8% SENIOR SUBORDINATED NOTES DUE 2014
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933,
AS AMENDED

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated            , 2004 (the "Prospectus"), relating to the offer (the "Exchange Offer") of AMC Entertainment Inc. (the "Company") to exchange its 8% Senior Subordinated Notes due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 8% Senior Subordinated Notes due 2014 (the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated February 24, 2004 by and among the Company and the initial purchasers referred to therein.

        This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2004, unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        You hereby represent that any Exchange Notes acquired in exchange for Original Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not you are such person, that neither the holder of such Original Notes nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder of such Original Notes nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

        If you are not a broker-dealer, you represent that you are not engaged in, and do not intend to engage in, a distribution of Exchange Notes and have no arrangement or understanding to participate in a distribution of Exchange Notes.

        If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge that such Original Notes were acquired by you as a result of market-making or other trading activities and that you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

        Your attention is directed to the following:

          1.     The Exchange Offer is for any and all Original Notes.

          2.     The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

          3.     Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company.

          4.     The Exchange Offer expires at 5:00 p.m., New York City time, on            , 2004, unless extended by the Company.

        If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by AMC Entertainment Inc. with respect to its Original Notes.

        This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

        Please tender the Original Notes held by you for my account as indicated below:

    8% Senior Subordinated Notes due 2014 $                        (Aggregate Principal Amount of Original Notes)

    ☐    Please do not tender any Original Notes held by you for my account.

    Dated:

Signature(s):
Print Name(s) here:
Print Address(es):
Area Code and Telephone Number(s):
Tax Identification or Social Security Number(s):

        None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.